Exhibit 99.1

Cognex Appoints New Board Member

NATICK, Mass.--(BUSINESS WIRE)--December 7, 2020--Cognex Corporation (NASDAQ: CGNX) today announced the appointment of Sachin S. Lawande, President and Chief Executive Officer of Visteon Corporation, to Cognex’s board of directors effective January 1, 2021. He is expected to serve on the Audit Committee.

“We are very excited about Sachin joining our board,” said Dr. Robert J. Shillman, Founder, Chairman and Chief Culture Officer of Cognex. “His current leadership of a large international corporation that serves the automotive industry, one of Cognex’s key markets, his deep knowledge of technology, his prior responsibilities for managing the design and manufacture of complex electronic products containing both hardware and software, and his experience on public boards are all valuable assets which will help Cognex going forward.”

Lawande has been President and Chief Executive Officer of Visteon Corporation (NASDAQ: VC), a leading global technology supplier of vehicle cockpit electronic products, since 2015. He currently serves on the board of directors of Visteon and previously served on the board of DXC Technology Company (NYSE: DXC). Prior to joining Visteon, Mr. Lawande was at then publicly held Harman International Industries, Inc. (NYSE: HAR) for 10 years, where he held a range of leadership positions including president of the company’s largest division with nearly $3 billion in annual sales.

About Cognex

Cognex Corporation designs, develops, manufactures, and markets a wide range of image-based products, all of which use artificial intelligence (AI) techniques that give them the human-like ability to make decisions on what they see. Cognex products include machine vision systems, machine vision sensors, and barcode readers that are used in factories and distribution centers around the world where they eliminate production and shipping errors.

Cognex is the world's leader in the machine vision industry, having shipped more than 2.3 million image-based products, representing over $7 billion in cumulative revenue, since the company's founding in 1981. Headquartered in Natick, Massachusetts, USA, Cognex has offices and distributors located throughout the Americas, Europe, and Asia. For details, visit Cognex online at www.cognex.com.

Certain statements made in this news release, which do not relate solely to historical matters, are forward-looking statements. These statements can be identified by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “shall,” “could,” “should,” and similar words and other statements of a similar sense. These forward-looking statements, which include statements regarding business and market trends, future financial performance, the expected impact of the COVID-19 pandemic on Cognex’s assets, business and results of operations, customer order rates and timing of related revenue, future product mix, restructuring and other cost savings initiatives, research and development activities, stock repurchases, investments, liquidity, strategic plans, and estimated tax benefits and expenses and other tax matters, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include (1) the impact, duration, and severity of the COVID-19 pandemic; (2) current and future conditions in the global economy, including the impact of the COVID-19 pandemic and the imposition of tariffs or export controls; (3) the loss of, or curtailment of purchases by, a large customer; (4) the reliance on revenue from the consumer electronics or automotive industries; (5) the inability to penetrate the logistics industry and other new markets; (6) the inability to achieve significant international revenue; (7) fluctuations in foreign currency exchange rates and the use of derivative instruments; (8) information security breaches or business system disruptions; (9) the inability to attract and retain skilled employees; (10) the failure to effectively manage our growth; (11) the reliance upon key suppliers to manufacture and deliver critical components for our products; (12) the failure to effectively manage product transitions or accurately forecast customer demand; (13) the inability to design and manufacture high-quality products; (14) the technological obsolescence of current products and the inability to develop new products; (15) the failure to properly manage the distribution of products and services; (16) the inability to protect our proprietary technology and intellectual property; (17) our involvement in time-consuming and costly litigation; (18) the impact of competitive pressures; (19) the challenges in integrating and achieving expected results from acquired businesses, including the acquisition of Sualab; (20) potential impairment charges with respect to our investments or for acquired intangible assets or goodwill; (21) exposure to additional tax liabilities; and (22) potential disruptions to our business due to restructuring activities and the failure of such activities to generate the anticipated cost savings; and the other risks detailed in Cognex reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2019 and Form 10-Q for the fiscal quarter ended September 27, 2020. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Cognex disclaims any obligation to update forward-looking statements after the date of such statements.

Contacts

Susan Conway
Investor Relations
+1 508-650-3353
susan.conway@cognex.com